      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1998

                                                         REGISTRATION NO.
================================================================================

SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                        FORM S-3 REGISTRATION STATEMENT

                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                        FORM S-3 REGISTRATION STATEMENT
                                (NO. 333-21865)
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                                                  HARTFORD LIFE CAPITAL I
                                                                 HARTFORD LIFE CAPITAL II
                HARTFORD LIFE, INC.                              HARTFORD LIFE CAPITAL III
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS      (EXACT NAME OF REGISTRANT AS SPECIFIED IN TRUST
                     CHARTER)                                           AGREEMENTS)
                     DELAWARE                                            DELAWARE
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR    (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                   ORGANIZATION)                                       ORGANIZATION
                                                                    OF EACH REGISTRANT)
                    06-1470915                                       TO BE APPLIED FOR
      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NUMBERS)

                                                                  C/O HARTFORD LIFE, INC.
               200 HOPMEADOW STREET                                200 HOPMEADOW STREET
            SIMSBURY, CONNECTICUT 06089                         SIMSBURY, CONNECTICUT 06089
                  (860) 843-7716                                      (860) 843-7716
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING                                           INCLUDING
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE    AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE
                     OFFICES)                                            OFFICES)

                            ------------------------
                                GREGORY A. BOYKO
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                              HARTFORD LIFE, INC.
                              200 Hopmeadow Street
                          Simsbury, Connecticut 06089
                                 (860) 843-7716
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)
                            ------------------------
                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                                                                       LYNDA GODKIN
                 JAMES C. SCOVILLE                          VICE PRESIDENT AND GENERAL COUNSEL
               DEBEVOISE & PLIMPTON                                 HARTFORD LIFE, INC.
                 875 Third Avenue                                  200 Hopmeadow Street
             New York, New York 10022                           Simsbury, Connecticut 06089
                  (212) 909-6000                                      (860) 843-7716

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions and other factors, after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO BE        OFFERING PRICE             AGGREGATE                AMOUNT OF
   SECURITIES BEING REGISTERED           REGISTERED           PER UNIT(1)          OFFERING PRICE(1)       REGISTRATION FEE(2)
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Debt Securities of Hartford Life,
  Inc.(3)........................
Preferred Stock of Hartford Life,
  Inc., par value $.01 per
  share(4).......................
Class A Common Stock of Hartford
  Life, Inc., par value $.01 per
  share(5).......................
Depositary Shares of Hartford
  Life, Inc.(6)..................
Warrants of Hartford Life,
  Inc.(7)........................
Stock Purchase Contracts of
  Hartford Life, Inc.(8).........
Stock Purchase Units of Hartford
  Life, Inc.(9)..................
Junior Subordinated Deferrable
  Interest Debentures of Hartford
  Life, Inc.(10).................
Preferred Securities of Hartford
  Life Capital I(11).............
Preferred Securities of Hartford
  Life Capital II (11)...........
Preferred Securities of Hartford
  Life Capital III (11)..........
Guarantees with respect to
  Preferred Securities of
  Hartford Life Capital I, II and
  III (12).......................
     Total.......................     $650,000,000(13)           100%             $650,000,000(13)(14)          $191,750
==============================================================================================================================

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $650,000,000 of previously unregistered securities registered hereunder. An additional registration fee of $106,060.61 was paid by Hartford Life, Inc. on February 14, 1997 in connection with an aggregate of $350,000,000 Debt Securities, Preferred Stock and Depositary Shares of Hartford Life, Inc. registered and not yet sold pursuant to its Registration Statement on Form S-3 (No. 333-21865).

 (3) Subject to note (13) below, includes such indeterminate principal amount of senior and subordinated debt securities (together, the "Debt Securities") as may be sold from time to time by Hartford Life, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

 (4) Subject to note (13) below, includes such indeterminate number of shares of Preferred Stock as may be sold from time to time by Hartford Life, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

 (5) Subject to note (13) below, includes such indeterminate number of shares of Class A Common Stock as may be sold from time to time by Hartford Life, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Class A Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Class A Common Stock.

 (6) Subject to note (13) below, includes such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Hartford Life, Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

 (7) Subject to note (13) below, includes such indeterminate amount and number of Warrants as may be sold from time to time by Hartford Life, Inc., representing rights to purchase Debt Securities, Preferred Stock or Class A Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Class A Common Stock.

 (8) Subject to note (13) below, includes such indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by Hartford Life, Inc., representing rights to purchase Preferred Stock or Class A Common Stock.

 (9) Subject to note (13) below, includes such indeterminate amount and number of Stock Purchase Units as may be sold from time to time by Hartford Life, Inc., representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities.

(10) Subject to note (13) below, includes such indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by Hartford Life, Inc. Junior Subordinated Debt Securities issued pursuant to the Subordinated Indenture (as defined in the Prospectus included herein) may be sold to Hartford Life Capital I, II or III in which event each such Junior Subordinated Debt Security may later be distributed to the holders of Preferred Securities upon a dissolution of such trust and the distribution of the assets thereof.

(11) Subject to note (13) below, includes such indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Life Capital I, II and III.

(12) Includes the rights of holders of the Preferred Securities under the Guarantees and back-up undertakings, consisting of the obligations of Hartford Life, Inc. under the Corresponding Junior Subordinated Deferrable Interest Debentures, the related Subordinated Indenture and Supplemental Indenture thereto (as defined herein) and the Amended and Restated Declarations of Trust (as defined herein). No separate consideration will be received for these obligations.

(13) The prospectus included herein relates to securities having a maximum aggregate public offering price of $1,000,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Class A Common Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Class A Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Life Capital I, II or III to Hartford Life, Inc., or for the related Guarantees.

                            ------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement includes a Prospectus which may relate to a total of $350,000,000 of Debt Securities, Preferred Stock and Depositary Shares previously registered by Hartford Life, Inc. under its Registration Statement on Form S-3 (No. 333-21865), which securities are being carried forward in connection with this Registration Statement. In the event any of such previously registered and unsold Debt Securities, Preferred Stock or Depositary Shares are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities, Preferred Stock or Depositary Shares will not be included in such Prospectus hereunder. This Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865). Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 8, 1998
PROSPECTUS
                              HARTFORD LIFE, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                            HARTFORD LIFE CAPITAL I
                            HARTFORD LIFE CAPITAL II
                           HARTFORD LIFE CAPITAL III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                              HARTFORD LIFE, INC.
[HARTFORD LOGO]
HARTFORD LIFE

    Hartford Life, Inc., a Delaware corporation ("Hartford Life"), may from time to time offer together or separately its (a) debt securities, in one or more series, which may be either Senior Debt Securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities", including the Junior Subordinated Debt Securities (as defined below) and, together with the Senior Debt Securities, the "Debt Securities") consisting of debentures, notes or other evidences of indebtedness, (b) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), (c) shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock"), (d) warrants to purchase any of the foregoing Debt Securities, Preferred Stock or Class A Common Stock which may be designated by Hartford Life at the time of the offering thereof (the "Warrants"), (e) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase Preferred Stock or Class A Common Stock, and (f) Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, preferred securities of a Trust (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Class A Common Stock under the Stock Purchase Contract, and (g) junior subordinated deferrable interest debentures, in one or more series (the "Junior Subordinated Debt Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering.

    Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III, each a trust created under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), may severally offer, from time to time, its respective preferred securities, which may be designated as preferred securities or capital securities representing preferred undivided beneficial interests in the assets of each of the Trusts (the "Preferred Securities"). The Debt Securities, Preferred Stock, Class A Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Junior Subordinated Debt Securities and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial public offering price of the securities to be offered by this Prospectus shall not exceed $1,000,000,000.

    Hartford Life will be the owner of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") of each Trust. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds of the Trusts, are irrevocably guaranteed by Hartford Life to the extent described herein (the "Guarantees"). See "Description of Guarantee". The obligations of Hartford Life under the Guarantees will rank subordinate and junior in right of payment to all other liabilities of Hartford Life and pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of Hartford Life. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms corresponding to the terms of such Preferred Securities. The Corresponding Junior Subordinated Debt Securities will be the sole assets of each Trust and payments thereunder will be the only revenue of each Trust. To the extent set forth in the accompanying Prospectus Supplement, Hartford Life may redeem the Corresponding Junior Subordinated Debt Securities and cause the redemption of the Trust Securities or may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interest in the Trust.
                                                        (continued on next page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS              , 1998.

                                                  (Continued from previous page)

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, ranking as senior or subordinated, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (c) in the case of Class A Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms, (d) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants and a description of the securities for which each Warrant is exercisable, (e) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share, (f) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Class A Common Stock issuable thereunder, the purchase price of the Preferred Stock or Class A Common Stock, the date or dates on which the Preferred Stock or Class A Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by Hartford Life to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (g) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities, Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (h) in the case of the Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable interest sinking fund provisions, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (i) in the case of the Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, distribution rate or method of calculating such rate, the right of the related trust, if any, to defer distribution payments and the maximum length of any such deferral period, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities.

    The Debt Securities will be unsecured. Unless otherwise specified in an applicable Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Hartford Life. The Subordinated Debt Securities and the Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as defined herein) of Hartford Life to the extent described herein and in the applicable Prospectus Supplement relating thereto. As a non-operating holding company, substantially all of the assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal, interest and related expenses on its outstanding debt obligations. Accordingly, the Debt Securities and Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries, and holders thereof should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

    Hartford Life's Class A Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HLI".

    The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Hartford Life or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer to sell any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.
                            ------------------------

     State insurance holding company laws and regulations applicable to Hartford Life generally provide that no person may acquire control of Hartford Life, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of Hartford Life's common stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                             AVAILABLE INFORMATION

     Hartford Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as Hartford Life that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, such reports, proxy statements and other information concerning Hartford Life can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Hartford Life has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Hartford Life and the Offered Securities, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                           FORWARD LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Hartford Life. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) The Hartford's (as defined herein) control of Hartford Life through its beneficial ownership of approximately 95.6% of the combined voting power of all the outstanding common stock and approximately 81.4% of the economic interest in Hartford Life; (ii) Hartford Life's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of Hartford Life's subsidiaries to pay such dividends; (iii) the potential impact on Hartford Life's reported net income that could result from the adoption of certain accounting standards by the Financial Accounting Standards Board; (iv) tax law changes impacting the tax treatment of life insurance and investment products;
(v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) loss of key executives;
(x) changes in interest rates causing a reduction of investment income or reduction in the value of Hartford Life's investment portfolio; (xi) general economic and business conditions which are less favorable than expected; (xii) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical organizations; (xiii) inaccuracies in assumptions regarding future morbidity, persistency, mortality and interest rates used in calculating reserve amounts; and (xiv) failure to continue improvement of the claims management process.

                       FINANCIAL STATEMENTS OF THE TRUSTS

     No separate financial statements of any of the Trusts have been included herein. Hartford Life does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly by Hartford Life, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities issued by Hartford Life, and (iii) Hartford Life's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of each Trust, the Guarantee issued with respect to the Preferred Securities issued by that Trust, the Corresponding Junior Subordinated Debt Securities purchased by that Trust and the related Subordinated Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities" and " Description of Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Hartford Life with the Commission are incorporated into this Prospectus by reference:

          1. Hartford Life's Annual Report on Form 10-K for the year ended December 31, 1997;

          2. Hartford Life's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

          3. The description of Hartford Life's capital stock set forth in Hartford Life's registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     Each document or report filed by Hartford Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Hartford Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, Attention: Investor Relations Department (telephone: 860-843-7716).

                              HARTFORD LIFE, INC.

     Hartford Life is a leading insurance and financial services company that, through its consolidated subsidiaries, provides (i) annuity products such as individual variable annuities and fixed market value adjusted ("MVA") annuities, deferred compensation plan services and mutual funds for savings and retirement needs to over 1 million customers, (ii) life insurance for income protection and estate planning to approximately 500,000 customers and (iii) employee benefits products such as group life and group disability insurance for the benefit of over 15 million individuals. Hartford Life is a holding company formed in December 1996, which holds virtually all the investment products, individual life insurance and employee benefits operations of The Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.) ("The Hartford"). Hartford Life is a direct subsidiary of Hartford Accident and Indemnity Company and an indirect subsidiary of The Hartford. The Hartford is among the largest domestic and international providers of commercial property-casualty insurance, property-casualty reinsurance and personal lines (including homeowners and auto) coverages. On December 19, 1995, ITT Industries, Inc. (formerly ITT Corporation) ("ITT") distributed all the outstanding shares of capital stock of The Hartford to ITT stockholders of record on such date (the transactions relating to such distribution are referred to herein as the "ITT Spin-Off"). As a result of the ITT Spin-Off, The Hartford became an independent publicly traded company.

     As a holding company with no significant business operations of its own, Hartford Life relies on dividends from its subsidiaries, which are primarily domiciled in the State of Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of and premium, if any, and interest on debt obligations of Hartford Life, and the payment of dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled life insurers is limited under the insurance holding company laws of Connecticut, which require notice to and approval by the Connecticut Insurance Commissioner for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net gain from operations for the twelve-month period ending on the December 31 last preceding, in each case determined under statutory insurance accounting practices. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer's earned surplus, it requires the approval of the Connecticut Insurance Commissioner.

     Hartford Life is a Delaware corporation. Hartford Life's principal executive offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                           CERTAIN PROVISIONS OF THE
                        CERTIFICATE OF INCORPORATION AND
                            BY-LAWS OF HARTFORD LIFE

TRANSACTIONS WITH INTERESTED PARTIES

     Hartford Life's Certificate of Incorporation includes certain provisions addressing potential conflicts of interest between Hartford Life and The Hartford and regulating and defining the conduct of certain affairs of Hartford Life as they may involve The Hartford and its subsidiaries, directors and officers. The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) between Hartford Life and The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or between Hartford Life and any entity in which any of Hartford Life's directors has a financial interest (a "Related Entity"), or between Hartford Life and any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity will be void or voidable for the reason that The Hartford or any subsidiary thereof, Related Entity or any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity is a party thereto, or because any such director or officer is present at, participates in or votes at a meeting of the Board of Directors or a committee thereof which authorizes such contract, agreements, arrangement or transaction (or amendment, modification or termination thereof), if:

          (i) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) and the Board of Directors or such committee in good faith authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) by the affirmative vote of a majority of the Disinterested Directors (as defined below), even though the number of Disinterested Directors voting may be less than a quorum;

          (ii) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is specifically approved or ratified in good faith by a majority of the votes entitled to be cast by all then outstanding shares of Common Stock present in person or represented by proxy and not owned by The Hartford or any subsidiary thereof or a Related Entity, as the case may be; or

          (iii) such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is fair to Hartford Life at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of Hartford Life.

     For purposes hereof, "Disinterested Directors" means the directors of Hartford Life who are not (i) officers of either Hartford Life or The Hartford or any of their respective subsidiaries or (ii) directors of The Hartford or any subsidiary thereof (other than Hartford Life).

CORPORATE OPPORTUNITIES

     The Certificate of Incorporation further provides that, subject to any contract to which Hartford Life is a party and subject to applicable law, The Hartford or any subsidiary thereof (other than Hartford Life and any subsidiary thereof) will have the right to: (i) engage in the same or similar business activities or lines of business as Hartford Life or any subsidiary thereof; (ii) do business with any client or customer of Hartford Life or any subsidiary thereof; and (iii) employ or otherwise engage any officer or employee of Hartford Life or any subsidiary thereof. In addition, in the event that The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or Hartford Life or any of its subsidiaries acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Hartford and Hartford Life, such person shall have no duty, other than pursuant to the laws of the State of Delaware, to communicate or present such corporate opportunity to Hartford Life or The Hartford, as applicable.

CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     Until The Hartford ceases to beneficially own, directly or indirectly, more than 20% of the number of outstanding shares of Common Stock, the Certificate of Incorporation requires the affirmative vote of the holders of 80% or more of the combined voting power of the Common Stock then outstanding, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation which is inconsistent with, any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) relating to transactions with interested parties and corporate opportunities (each as described above), as well as the provision requiring such 80% vote to effect such an alteration, amendment, repeal or adoption. Thereafter, under the General Corporation Law of the State of Delaware (the "DGCL"), an affirmative vote of 50% or more of the combined voting power of the Common Stock then outstanding would be required to effect such an alteration, amendment, repeal or adoption. Accordingly, so long as The Hartford beneficially owns more than 20% of the number of outstanding shares of Common Stock, it can prevent any such alteration, amendment, repeal or adoption.

     In addition, the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the combined voting power of all the then outstanding shares of Common Stock, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) which is inconsistent with, any provision of the Certificate of Incorporation relating to the classification of the Board of Directors, the filling of vacancies on the Board of Directors, the prohibition on the taking of actions by stockholders by written consent in lieu of a meeting and the calling of a special meeting of stockholders, as well as the provision requiring such an 80% vote to effect such an alteration, amendment, repeal or adoption.

POTENTIAL LIMITS ON CHANGE OF CONTROL

     Certain provisions of the Certificate of Incorporation and By-laws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving Hartford Life. It is believed that such provisions will enable Hartford Life to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Hartford Life and its stockholders. In addition, these provisions also are intended to ensure that the Board of Directors will have sufficient time to act in what the Board of Directors believes to be in the best interests of Hartford Life and its stockholders. However, such provisions could have the effect of making it more difficult for a third party to undertake, or discouraging a third party from undertaking, an unsolicited takeover bid or otherwise attempting to obtain control of Hartford Life or the Board of Directors, although such proposals, if made, might be considered desirable by a majority of Hartford Life's stockholders. Such provisions also may have the effect of making it more difficult for third parties to cause the replacement of the current management of Hartford Life without the concurrence of the Board of Directors. These provisions include (i) the availability of shares of Preferred Stock for issuance from time to time, and with such voting rights and other designations as may be determined, at the discretion of the Board of Directors; ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting; (iii) the classification of the Board of Directors into three classes, each of which will serve for different three-year periods; (iv) a requirement, pursuant to Section 141 of the DGCL, that, due to the classification of the Board of Directors, directors of Hartford Life may only be removed for cause; (v) a requirement that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding; (vi) requirements for advance notice for raising business or making nominations at stockholders' meetings; and (vii) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships. The Hartford, as owner of more than 80% of the combined voting power of all classes of voting stock, could sell or otherwise dispose of a substantial portion of its holdings and still be able to block any tender offer, proxy contest or other takeover attempt by any third party and certain other material transactions and matters.

LIMITATION ON LIABILITY

     To the fullest extent permitted by applicable law as then in effect, no director of Hartford Life shall be personally liable to Hartford Life or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Hartford Life or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation should have no effect on the availability of equitable remedies such as an injunction or recession based on a director's breach of his or her duty of care and does not eliminate or limit a director's liability arising in connection with causes of action brought under the federal securities laws. This provision, however, may discourage or deter stockholders or management from bringing a lawsuit against a director for a breach of his or her fiduciary duty, though such an action, if successful, might otherwise have benefited Hartford Life and its stockholders.

     The By-laws provide that Hartford Life, to the fullest extent permitted by applicable law as then in effect, will indemnify any person who was or is involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of Hartford Life or was or is serving at the request of Hartford Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such investigation, claim, action, suit or proceeding. To receive such indemnification under the DGCL as currently in effect, such a person must have been successful in such investigation, claim, action, suit or proceeding or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Hartford Life.

DELAWARE STATUTE

     Hartford Life is a Delaware corporation subject to Section 203 of the DGCL.
Section 203 provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination, including mergers or consolidations or acquisitions of assets or additional shares of the corporation, with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless
(i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in
Section 203 of the DGCL, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances,
Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for the above-referenced three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. By virtue of its beneficial ownership of the Class B Common Stock, The Hartford is in a position to elect to exclude Hartford Life from the restrictions under Section 203 of the DGCL, although it currently has no intention to do so.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although the Certificate of Incorporation and By-laws of Hartford Life do not contain any provision restricting ownership as a result of the application of various state insurance laws, such laws will be a significant deterrent to any person interested in acquiring control of Hartford Life. The insurance holding company laws of each of the jurisdictions in which Hartford Life's insurance subsidiaries are incorporated or commercially domiciled (as well as state corporation laws) govern any acquisition of control of such insurance subsidiaries or of Hartford Life. In general, such laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless such person or entity has received the prior approval of the insurance regulatory authorities. Such acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of Hartford Life's outstanding Common Stock unless the applicable insurance regulatory authorities determine otherwise.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of June 3, 1998, executed by Hartford Life, as sponsor (the "Sponsor") of such Trust, and the trustees of such Trust named therein (as described below), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 4, 1998. Each declaration will be amended and restated in its entirety (as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities of a Trust, the purchasers thereof will own all of the Preferred Securities for that Trust. Hartford Life will, directly or indirectly, acquire the Common Securities in aggregate liquidation amount equal to 3% of the total capitalization of each Trust. The Trusts exist for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trusts, (ii) investing the gross proceeds of the Trust Securities in the Corresponding Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Each Trust has a term of approximately 55 years but may dissolve earlier, as provided in the Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by Hartford Life as holder of the Common Securities. Pursuant to each Declaration, the number of trustees of each Trust will be four: Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee") and as institutional trustee (the "Institutional Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Delaware Trustee and the Institutional Trustee, the "Hartford Life Capital Trustees") who are employees or officers of, or who are affiliated with, Hartford Life. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as Trust Indenture Act trustee (the "Guarantee Trustee") under the Guarantee, and as Trust Indenture Act trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities are issued. See "Description of Guarantee" and "Description of Debt Securities."

     The Institutional Trustee will hold title to the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Hartford Life, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Hartford Life Capital Trustee and to increase or decrease the number of Hartford Life Capital Trustees. Hartford Life will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

     The principal place of business of each Trust shall be c/o Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, Hartford Life intends to use the net proceeds from the sale of Debt Securities, Preferred Stock, Class A Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement; and each Trust will use the net proceeds from the sale of its Preferred Securities to invest in Corresponding Junior Subordinated Debt Securities of Hartford Life. A more detailed description of the use of proceeds of any specific offering of Offered Securities will be set forth in the Prospectus Supplement pertaining to such offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and Preferred Stock dividends for Hartford Life and its consolidated subsidiaries for the periods indicated:

                                                                                        FOR THE
                                                                                         THREE
                                                                                         MONTHS
                                                                                         ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,        MARCH 31,
                                              ------------------------------------    ------------
                                              1993    1994    1995    1996    1997    1997    1998
                                              ----    ----    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges..........  7.1     7.0     6.3     1.5     8.2     6.5     9.6
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............  7.1     7.0     6.3     1.5     8.2     6.5     9.6

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense and an imputed interest component for rental expense. There were no shares of Preferred Stock outstanding during the periods included above.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of May 19, 1997, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between Hartford Life and Citibank, N.A., as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), to be entered into between Hartford Life and Wilmington Trust Company (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Indenture Trustees"). Copies of the Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act. Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of Hartford Life. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of Hartford Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness (as defined below) of Hartford Life. See "-- Subordination under the Subordinated Indenture." The Indentures are substantially identical except for the provisions contained in the Subordinated Indenture relating to subordination and certain covenants contained in the Senior Indenture only, including the limitation on incurring certain liens. As a holding company with no significant business operations of its own, most of the operating assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies on dividends from such Subsidiaries to meet its obligations for payment of principal of and premium, if any, and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, and holders of Debt Securities should look only to the assets of Hartford Life for payments on the Debt Securities. The payment of dividends by Hartford Life's insurance company subsidiaries, is limited under the insurance holding company laws of the states in which such subsidiaries are incorporated or commercially domiciled. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of secured or other unsecured debt of Hartford Life, whether under either of the Indentures, any other indenture that Hartford Life may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities and the classification as senior or subordinated; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Hartford Life to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Hartford Life in respect of the Debt Securities and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of Hartford Life; (7) the obligation or the right, if any, of Hartford Life to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of Hartford Life specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration or acceleration of the Maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which such amounts will be determined; (14) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (15) subject to the terms described under "Global Debt Securities," whether the Debt Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) in the case of the Subordinated Indenture, the relative degree, if any, to which such Debt Securities of the ser ies shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 3.01.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations if applicable to any Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 3.02.) Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and otherwise having the same terms. (Section 3.05.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by Hartford Life for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Hartford Life will appoint the Indenture Trustees as Securities Registrars under the Indentures. (Section 3.05) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Hartford Life with respect to any series of Debt Securities, Hartford Life may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Hartford Life maintains a transfer agent in each Place of Payment for such series. Hartford Life may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02.)

     In the event of any redemption, neither Hartford Life nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed. (Section 3.05.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Hartford Life anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by Hartford Life if such Debt Securities are offered and sold directly by Hartford Life. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indentures governing such Debt Securities.

     Payments of principal of and premium, if any, and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of Hartford Life, the Indenture Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Hartford Life expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. Hartford Life also expects that payments by Participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by Hartford Life within 90 days, Hartford Life will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, Hartford Life may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Global Debt Securities representing such series of Debt Securities. Further, if Hartford Life so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to Hartford Life, the Indenture Trustee and the Depositary for such Global Debt Security, as described in the applicable Prospectus Supplement, receive individual Debt Securities of such series in exchange for such beneficial interests in a Global Debt Security. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of Individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by Hartford Life in an indenture supplemental to the relevant Indenture, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on Debt Securities will be made at the office of the Indenture Trustee for such Debt Securities in the City of New York, or at an office in a place of payment of such Paying Agent or Paying Agents as Hartford Life may designate from time to time in an applicable Prospectus Supplement, as well as such additional methods of payment as may be specified in an applicable Prospectus Supplement. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Hartford Life may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Hartford Life will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 3.01, 3.07 and 10.02.)

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by Hartford Life in trust, for the payment of the principal of and premium, if any, or interest on any Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall (unless otherwise required by applicable law), at the request of Hartford Life, be repaid to Hartford Life or be discharged from such trust and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to Hartford Life for payment thereof. (Section 10.03.)

REDEMPTION

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures provide that Hartford Life shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined), and no Person shall consolidate with or merge into Hartford Life or convey, transfer or lease its properties and assets substantially as an entirety to Hartford Life, unless
(i) in case Hartford Life consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes Hartford Life's obligations on the Debt Securities issued under the related Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indentures are met. (Sections 8.01 and 8.02.)

LIMITATIONS UPON LIENS

     The Senior Indenture provides that Hartford Life will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien (as defined) upon any Principal Property of Hartford Life or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Senior Debt Securities of any series Outstanding (as defined) which are entitled to the benefits of such provision of the Senior Indenture (together with, if Hartford Life shall so determine, any other indebtedness of or indebtedness guaranteed by Hartford Life or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; (iii) Liens securing indebtedness owing by any Restricted Subsidiary to Hartford Life or a wholly owned Restricted Subsidiary; (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with Hartford Life or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by Hartford Life or a Restricted Subsidiary; (v) Liens on property of Hartford Life or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and (vi) any extension, renewal or replacement (or successive extensions, renewals or replace-ments), in whole or in part, of any Lien referred to in the foregoing clauses
(i) to (v), inclusive. Notwithstanding the above, Hartford Life and one or more Restricted Subsidiaries may, without securing the Senior Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 10.08 of the Senior Indenture.)

  Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and
(ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Hartford Life and its consolidated Subsidiaries ("Subsidiary" being defined as any corporation where more than 50% of its voting stock is owned by Hartford Life or by another Subsidiary) and prepared in accordance with generally accepted accounting principles. (Section 1.01 of the Senior Indenture.)

     "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of Hartford Life and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to Hartford Life and its consolidated Subsidiaries taken as a whole. (Section 1.01 of the Senior Indenture.)

     "Restricted Subsidiary" is defined as any Subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in the property casualty or life insurance business; provided, however, that no Subsidiary shall be a Restricted Subsidiary (i) if the total assets of such Subsidiary are less than 10% of the total assets of Hartford Life and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and Hartford Life and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) if in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of Hartford Life and its Subsidiaries taken as a whole. (Section 1.01.) As of the date of this Prospectus, the Subsidiaries of Hartford Life which meet the definition of Restricted Subsidiaries are the following: Hartford Life Insurance Company, Hartford Life & Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification and amendments of each Indenture may be made by Hartford Life and the Indenture Trustee without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of the Indentures relating to amendments of the Indentures requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indentures or waiver of past defaults, except to increase the percentage of the Holders whose consent is required. (Section 9.02.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by Hartford Life with certain restrictive covenants of the relevant Indenture. (Section
10.09 of the Senior Indenture; Section 10.08 of the Subordinated Indenture.) Except in certain circumstances under the Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of that series waive any past default under the relevant Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.13.)

EVENTS OF DEFAULT

     Each Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal or premium, if any, at Maturity; (iii) default in the performance of any other covenant or warranty in the relevant Indenture for 60 days in the case of the Senior Indenture and 90 days in the case of the Subordinated Indenture after written notice thereof; (iv) certain events in bankruptcy, insolvency or reorganization; (v) with respect to Senior Debt Securities only, acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 days after notice; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 5.01.) Hartford Life is required to furnish the Indenture Trustees annually with a statement as to the fulfillment by Hartford Life of its obligations under the Indenture. (Section 10.06.) Each Indenture provides that the Indenture Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 6.02.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 10% in the case of the Senior Indenture and 25% in the case of the Subordinated Indenture in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 5.02.)

     Subject to the provisions of the Indentures relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. (Section 6.03.) Subject to such provisions for the security or indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debt Securities of that series. (Section 5.12.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and, within 60 days following the receipt of such notice, the Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Indenture Trustee shall have failed to institute such proceeding. (Section 5.07.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and subject to Section 3.07, interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 5.08.)

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each Indenture provides that when, among other things, all Debt Securities not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and Hartford Life deposits or causes to be deposited with the Indenture Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Indenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to certain surviving rights of the Holders, the rights and obligations of the Indenture Trustee and Hartford Life's obligations to the Indenture Trustee to pay all other sums due pursuant to the Indenture and to provide the Officers' Certificates and Opinions of Counsel described therein), and Hartford Life will be deemed to have satisfied and discharged the Indenture. (Section 4.01.)

DEFEASANCE

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that Hartford Life shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series at any time prior to the Stated Maturity or redemption thereof when (i) Hartford Life has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust, either
(a) sufficient funds to pay and discharge the entire indebtedness on the Debt Securities of such series for the principal and premium, if any, and interest to the Stated Maturity or any redemption date or (b) such amount of Government Obligations (as defined) as will, in the written opinion of independent public accountants delivered to the Indenture Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the Debt Securities of such series for principal and premium, if any, and interest to the Stated Maturity or any redemption date, (ii) Hartford Life has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series, (iii) Hartford Life has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that
(a) Hartford Life has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the applicable Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, (iv) Hartford Life has delivered to the Indenture Trustee an opinion of counsel that neither Hartford Life nor the trust held by such Indenture Trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (v) Hartford Life has delivered to the Indenture Trustee such other Officer's Certificates and Opinions of Counsel as may be required by the Indenture, each stating that all conditions precedent provided for therein relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with. (Section 4.03.)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness shall have occurred and be continuing or no other Event of Default with respect to the Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date it would have become due and payable.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, Hartford Life has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Hartford Life, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or any event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, with respect to Hartford Life, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of Hartford Life for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Hartford Life;
(ii) all capital lease obligations of Hartford Life; (iii) all obligations of Hartford Life issued or assumed as the deferred purchase price of property, all conditional sale obligations of Hartford Life and all obligations of Hartford Life under any conditional sale or title retention agreement (but excluding trade accounts payable and accrued liabilities in the ordinary course of business); (iv) all obligations, contingent or otherwise, of Hartford Life in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions; (v) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which Hartford Life is responsible or liable as obligor, guarantor or otherwise; and
(vii) all obligations of the type referred in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of Hartford Life (whether or not such obligation is assumed by Hartford Life), except for (1) any such indebtedness that is by its terms subordinated or pari passu with the Subordinated Debt Securities and (2) any indebtedness between or among Hartford Life or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Hartford Life subsidiary trust or trustee of such trust (including but not limited to the Trusts) and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Hartford Life that is a financing vehicle of Hartford Life (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

     Hartford Life is a holding company with no significant business operations of its own, and most of the assets of Hartford Life are owned by its Subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries. Holders of Debt Securities should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

     The Subordinated Indenture will place no limitation on the amount of additional Senior Indebtedness that may be incurred by Hartford Life. Hartford Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). (Section 1.12.)

CONCERNING THE INDENTURE TRUSTEES

     Each of the Indenture Trustees acts as depository for funds of, makes loans to, and performs other services for, Hartford Life and its subsidiaries in the normal course of business.

     The Indenture Trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustees are under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Each of the Indenture Trustees is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of Hartford Life consists of 600,000,000 shares of Class A Common Stock, par value $.01 per share and, 600,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), and 50,000,000 shares of Preferred Stock. As of March 31, 1998, there were 26,028,242 shares of Class A Common Stock outstanding and 114,000,000 are reserved for issuance upon conversion of Class B Common Stock into Class A Common Stock. The 114,000,000 shares of Class B Common Stock outstanding are held by The Hartford or one of its directly or indirectly wholly owned subsidiaries. No shares of Preferred Stock are outstanding. A description of various provisions of Hartford Life's Certificate of Incorporation and By-laws affecting the rights of the Class A Common Stock, Class B Common stock and Preferred Stock is set forth below. This description is intended as a summary and is qualified in its entirety by reference to the form of Hartford Life's Certificate of Incorporation and By-Laws filed as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  Dividends

     Holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Cash dividends may be declared and paid to the holders of Class A Common Stock only if at such time cash dividends in the same amount per share are declared and paid to the holders of Class B Common Stock, and vice versa. Dividends payable other than in cash or Class A Common Stock (or in rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock) will be declared and paid to holders of Class A Common Stock and Class B Common Stock on a pro rata per share basis. Dividends, consisting of shares of Common Stock, or of rights, options, warrants or other securities convertible into or exchangeable for such shares, may be declared and paid only as follows: (i) shares of Class A Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock, may be declared and paid only to holders of shares of Class A Common Stock, and shares of Class B Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class B Common Stock, may be declared and paid only to holders of Class B Common Stock and (ii) such shares, or such rights, options, warrants or securities convertible into or exchangeable for such shares, will be declared and paid proportionately with respect to each outstanding share of a Class A Common Stock and Class B Common Stock. Hartford Life may not reclassify, subdivide or combine the shares of either class of Common Stock without at the same time proportionately reclassifying, subdividing or combining the shares of the other class.

  Voting Rights

     Holders of Class A Common Stock and Class B Common Stock generally have identical voting rights and vote together (and not as separate classes), except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share and the shares of Class B Common Stock maintain certain conversion rights and transfer restrictions as described below. Except as required by law, all matters to be voted on by stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the shares present in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Certificate of Incorporation (including any such amendment to increase or decrease the authorized shares of any class) must be approved by a majority of the votes entitled to be cast in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, except that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding. See "Certain Provisions of the Certificate of Incorporation and By-laws of Hartford Life -- Corporate Opportunities." However, amendments to the Certificate of Incorporation that would change the powers, preferences and relative participating, optional or other special rights of the Class A Common Stock or the Class B Common Stock also must be approved by a majority of the outstanding shares of such class voting as a separate class. The superior voting rights of the Class B Common Stock may discourage unsolicited tender offers and merger proposals.

  Conversion

     Each share of Class B Common Stock is convertible at any time by the holder thereof or a Class B Transferee (as defined below), if any, at the option of such holder, into one share of Class A Common Stock, except as provided herein. Subject to the exceptions described in the following sentence, upon any sale or transfer of shares of Class B Common Stock, such that any person or persons other than the holder thereof or any of its affiliates (within the meaning of the rules and regulations under the Exchange Act), including a Class B Transferee (as defined below), will have beneficial ownership thereof, such shares will automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally). However, if shares of Class B Common Stock representing 50% or more of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) are transferred by the holder thereof in a single transaction, or series of related transactions, to any person or persons not affiliated with such transferor (a "Class B Transferee"), such shares of Class B Common Stock so transferred will not automatically convert into shares of Class A Common Stock upon such transfer. Each share of Class B Common Stock retained by such transferor following any such transfer will automatically convert into a share of Class A Common Stock upon such transfer. In addition, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock then outstanding is less than 50% of the aggregate number of shares of Common Stock then outstanding.

     The provisions of Hartford Life's Certificate of Incorporation described above under "Conversion" are generally designed so that, were The Hartford to reduce its ownership of the Class B Common Stock to shares of Common Stock representing less than 50% of the economic interest in Hartford Life represented by Common Stock, all shares of Class B Common Stock will be automatically converted into Class A Common Stock, thereby resulting in all holders of Common Stock having identical voting rights. However, The Hartford (and any subsequent Class B Transferee) is permitted to transfer shares of Class B Common Stock representing 50% or more of the economic interest in Hartford Life represented by Common Stock to a Class B Transferee with the effect that such Class B Transferee will succeed to ownership of the Class B Common Stock and thus control of Hartford Life.

  Other

     Upon the liquidation, dissolution or winding up of Hartford Life, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the net assets of Hartford Life available for distribution to stockholders of Hartford Life shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests and the Class B Common Stock shall rank pari passu with the Class A Common Stock as to such distribution.

     No shares of either class of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

     The outstanding shares of Class A Common Stock and Class B Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The authorized Preferred Stock of Hartford Life is available for issuance from time to time at the discretion of the Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of the Preferred Stock it establishes the number of shares in that series, any voting, dividend and conversion rights applicable thereto and the other designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of Hartford Life, thereby making removal of the present management of Hartford Life more difficult, and could have a detrimental effect on the rights of holders of Class A Common Stock, including loss of voting control and restrictions upon the payment of dividends and other distributions.

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement shall not purport to be complete and shall be qualified in its entirety by reference to the certificate of designation relating to such series.

DEPOSITARY SHARES

  General

     Hartford Life may, at its option, elect to offer fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") to be entered into between Hartford Life and a depositary to be named by Hartford Life in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed, as exhibits to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Depositary Shares.

  Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Hartford Life, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by Hartford Life or the Depositary on account of taxes.

  Conversion and Exchange

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

  Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever Hartford Life redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by Hartford Life with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to Hartford Life after a period of two years from the date such funds are so deposited.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Hartford Life will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

  Record Date

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of Hartford Life to call for the redemption of, any Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

  Withdrawal of Preferred Stock

     Upon surrender of Depositary Receipts at the principal office of the Depositary, upon payment of any unpaid amount due the Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

  Amendment and Termination of the Deposit Agreement

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between Hartford Life and the Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by Hartford Life, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to Hartford Life a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

  Charges of Depositary

     Hartford Life will pay all charges of the Depositary, including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

  Miscellaneous

     The Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from Hartford Life which are delivered to the Depositary as the holder of Preferred Stock.

     Neither the Depositary nor Hartford Life will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of Hartford Life under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither Hartford Life nor the Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Hartford Life and the Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to Hartford Life notice of its election to do so, and Hartford Life may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     Hartford Life may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Class A Common Stock or other of its securities. Warrants may be issued independently or together with any such securities of Hartford Life and may be attached to or separate from such securities of Hartford Life. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Hartford Life and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants. A copy of the form of Warrant Agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Warrants.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the Debt Securities of Hartford Life for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of Hartford Life with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of Hartford Life will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of Hartford Life purchasable upon exercise of such Debt Warrants.

     Debt Warrant certificates may be exchanged for new Debt Warrant certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

     Hartford Life may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Class A Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Class A Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Class A Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States federal income tax considerations; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Class A Common

Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Class A Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount or such number of securities of Hartford Life at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by Hartford
Life), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Hartford Life will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     Hartford Life may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Hartford Life, and Hartford Life to sell to the holders, a specified number of shares of Class A Common Stock or Preferred Stock at a future date or dates. The price per share of Preferred Stock or Class A Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Class A Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require Hartford Life to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Hartford Life may deliver newly issued prepaid Stock Purchase Contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Copies of the form of Stock Purchase Contract, and, if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Stock Purchase Contracts.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
             AND CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities are to be issued in one or more series under the Subordinated Indenture, as supplemented from time to time, between Hartford Life and the Subordinated Indenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Subordinated Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement, including any Corresponding Junior Subordinated Debt Securities that are issued to a Trust (see "Description of Preferred Securities"), and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. Except to the extent set forth below or in the related Prospectus Supplement, the Junior Subordinated Debt Securities shall have the terms and provisions applicable to Subordinated Debt Securities as described under "Description of Debt Securities".

GENERAL

     Each series of Junior Subordinated Debt Securities will be direct, unsecured obligations of Hartford Life. The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Subordinated Indenture or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (i) the designation, priority, aggregate principal amount and authorized denominations;
(ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period (an "Extension Period"), and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances Hartford Life will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiii) other specific terms.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

SUBORDINATED INDENTURE EVENTS OF DEFAULT

     The Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes an Event of Default with respect to such series of Junior Subordinated Debt Securities:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption, by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Subordinated Indenture for 90 days after written notice to Hartford Life from the Subordinated Indenture Trustee or the Holders of at least 25% in principal amount of such series of Outstanding Junior Subordinated Debt Securities;

          (iv) certain events in bankruptcy, insolvency or reorganization of Hartford Life;

          (v) with respect to Junior Subordinated Debt Securities issued to a Trust, the dissolution of such Trust; or

          (vi) any other Event of Default with respect to Junior Subordinated Debt Securities of that series.

     Hartford Life is required to furnish the Subordinated Indenture Trustee annually with a statement as to the fulfillment by Hartford Life of its obligations under the Subordinated Indenture. The Subordinated Indenture provides that the Subordinated Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default (except in respect of the payment of principal or interest on the Junior Subordinated Debt Securities) if it considers it in the interest of the Holders to do so.

     If an Event of Default with respect to Junior Subordinated Debt Securities of any series occurs and is continuing, then and in every such case the Subordinated Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series may declare the principal amount (or, if the Junior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Subordinated Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Junior Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Junior Subordinated Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration.

     Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Indenture Trustee, in case an Event of Default shall occur and be continuing, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Subordinated Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. Subject to such provisions for the security or indemnification of the Subordinated Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debt Securities of that series.

     No Holder of any Junior Subordinated Debt Security of any series will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Subordinated Indenture Trustee written notice of a continuing Event of Default with respect to Junior Subordinated Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Subordinated Indenture Trustee to institute such proceeding as Subordinated Indenture Trustee, and, within 90 days following the receipt of such notice, the Subordinated Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of that series a direction inconsistent with such request, and the Subordinated Indenture Trustee shall have failed to institute such proceeding. However, the Holder of any Junior Subordinated Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and interest on such Junior Subordinated Debt Security on or after the due dates expressed in such Junior Subordinated Debt Security and to institute a suit for the enforcement of any such payment. Each holder of Preferred Securities of a Trust will, during the continuance of a default in the payment of interest when due (subject to any right of Hartford Life to defer payment), have the right to bring suit directly against Hartford Life for the enforcement of payment in an amount equal to the aggregate liquidation amount of Preferred Securities of such holder.

CONVERSION OR EXCHANGE

     The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged for other securities or property of Hartford Life will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the Holder, or at the option of Hartford Life, in which case the number of shares of Preferred Securities or other securities or amount of other property to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Trust's Preferred Securities will represent preferred undivided beneficial interests in the assets of the related Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of the related Trust, as well as other benefits as described in the Declaration. This summary of certain provisions of the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to, such defined terms are incorporated herein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each Trust may issue, from time to time, only one series of Preferred Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in the Prospectus Supplement relating thereto. The Declaration authorizes a Trust to issue one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act.

     The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred and other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and will have the same terms as the Corresponding Junior Subordinated Debt Securities issued to and held by the related Trust as described in the applicable Prospectus Supplement. Reference is made to any Prospectus Supplement relating to the Preferred Securities for specific terms, including: (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by the related Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of a Trust to defer quarterly distributions on Preferred Securities as a result of an interest deferral right exercised by Hartford Life on the Corresponding Junior Subordinated Debt Securities held by such Trust, (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Trust to holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vii) the obligation, or option, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option, (viii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified action or amendments to the Declaration, (ix) the terms, if any, upon which Corresponding Junior Subordinated Debt Securities of Hartford Life held by such Trust can be distributed to the holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by Hartford Life to the extent described below under "Description of Guarantee". Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities. The Declaration authorizes the Trust to issue one series of Common Securities having such terms including distributions, redemption, voting , liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the

Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata of such Preferred Securities, except that, upon an Event of Default under the Declaration, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees. All of the Common Securities will be directly or indirectly owned by Hartford Life.

     If an Event of Default with respect to the Declaration occurs and is continuing, then the holders of Preferred Securities of the related Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Corresponding Junior Subordinated Debt Securities against Hartford Life. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Corresponding Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Corresponding Junior Subordinated Debt Securities, any holder of such Preferred Securities may to the fullest extent permitted by law, directly institute a legal proceeding against Hartford Life to enforce the Institutional Trustee's rights under the Corresponding Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration has occurred and is continuing and such event is attributable to the failure of Hartford Life to pay interest or principal on the Corresponding Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of related Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Corresponding Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Corresponding Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against Hartford Life to enforce the Institutional's Trustee's rights under the Corresponding Junior Subordinated Debt Securities. In connection with such Direct Action, Hartford Life will be subrogated to the rights of such holder of such Preferred Securities under the Declaration to the extent of any payment made by Hartford Life to such holder of such Preferred Securities in such Direct Action. Consequently, Hartford Life will be entitled to payments of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Corresponding Junior Subordinated Debt Securities.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning each Guarantee that will be executed and delivered by Hartford Life for the benefit of the holders of the related Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee, Hartford Life will irrevocably and unconditionally agree to pay in full to the holders of the related Preferred Securities (except to the extent paid by a Trust), as and when due, regardless of any defense, right of set-off or counterclaim which a Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the related Preferred Securities, to the extent the related Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement plus all accrued and unpaid distributions (the "Redemption Price"), to the extent the related Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the related Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the related Trust (other than in connection with the distribution of Corresponding Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the related Preferred Securities to the date of payment or (b) the amount of assets of the related Trust remaining for distribution to holders of the Preferred Securities in liquidation of such Trust. Hartford Life's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Hartford Life to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the related Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the related Trusts, except to the extent the related Trust shall have funds available therefor. If Hartford Life does not make interest payments on the Corresponding Junior Subordinated Debt Securities, the applicable Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities." Each Guarantee, when taken together with Hartford Life's obligations under the Corresponding Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the related Trust (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Hartford Life of payments due on the Preferred Securities.

     Hartford Life has also agreed to guarantee the obligations of each Trust with respect to the Common Securities (the "Common Guarantee") issued by such Trust to the same extent as the Guarantee, except that, if an Event of Default under the Subordinated Indenture with respect to the related Corresponding Junior Subordinated Debt Securities has occurred and is continuing, holders of Preferred Securities under the Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF HARTFORD LIFE

     In each Guarantee, Hartford Life will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) Hartford Life shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of Hartford Life in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of Hartford Life's capital stock for any other class or series of Hartford Life's capital stock,
(iii) the purchase of fractional interests in shares of Hartford Life's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by Hartford Life) and (b) Hartford Life shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by Hartford Life which rank pari passu with or junior to the Corresponding Junior Subordinated Debt Securities or make any guarantee payment with respect thereto. Each Guarantee, however, will except from the foregoing any stock dividends paid by Hartford Life where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Hartford Life and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under each Guarantee will occur upon the failure of Hartford Life to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against Hartford Life to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trusts, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against Hartford Life to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against related Trust or any other person or entity.

     Hartford Life will be required to provide annually to the Guarantee Trustee a statement as to the performance by Hartford Life of certain of its obligations under the related Guarantee and as to any default in such performance.

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of the Corresponding Junior Subordinated Debt Securities to the holders of such Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the related Trust . Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE

     Each Guarantee will constitute an unsecured obligation of Hartford Life and will rank (i) subordinate and junior in right of payment to all other liabilities of Hartford Life, including Senior Indebtedness (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of any subsidiary of Hartford Life and (iii) senior to Hartford Life's common stock. The terms of the related Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                              PLAN OF DISTRIBUTION

     Hartford Life may sell any Debt Securities, Preferred Stock, Class A Common Stock, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities and the Trusts may sell any of the Preferred Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Hartford Life or the Trusts, as the case may be, to purchasers.

     The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to Hartford Life and/or the Trusts from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Sales of Class A Common Stock offered hereby may be effected from time to time in one or more transactions on the NYSE or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by Hartford Life and/or the Trusts from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Hartford Life and/or the Trusts to such agent, will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, Hartford Life and/or the Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Offered Securities in respect of which this Prospectus is being delivered, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Hartford Life and/or the Trusts will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by Hartford Life and/or the Trusts and the sale thereof may be made by Hartford Life and/or the Trusts directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Hartford Life. Any remarketing firm will be identified and the terms of its agreement, if any, with Hartford Life and/or the Trusts and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, Hartford Life and/or the Trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from Hartford Life at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to delayed delivery contracts accepted by Hartford Life and/or the Trusts.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Hartford Life to indemnification by Hartford Life against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Offered Securities will be a new issue and, other than the Class A Common Stock which is listed on the NYSE, will have no established trading market. Hartford Life and/or the Trusts may elect to list any series of Offered Securities on an exchange, and in the case of the Class A Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, Hartford Life and/or the Trusts shall not be obligated to do so.

     Agents, underwriters, dealers, and remarketing firms may be customers of, engage in transactions with, or perform services for, Hartford Life and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for Hartford Life by Lynda Godkin, General Counsel of Hartford Life and for the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Hartford Life and the Trusts and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of Hartford Life, Inc. and subsidiaries as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Hartford Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............    $191,750
Fees and expenses of Trustees...............................      11,000
Blue Sky and legal investment fees and expenses.............      20,000
Printing and engraving expenses.............................     100,000
Accountant's fees and expenses..............................      50,000
Legal fees and expenses.....................................     160,000
Rating agency fees..........................................     350,000
NYSE listing fees...........................................
Miscellaneous expenses......................................
                                                                --------
          Total.............................................    $
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article 4 of Hartford Life's Restated By-laws provides in terms similar to those of Section 145 of the Delaware General Corporation Law that Hartford Life shall have the power and shall be required to indemnify its officers and directors in accordance with such law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article ELEVENTH of Hartford Life's Restated Certificate of Incorporation states that:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE ELEVENTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Section 10.4 of the Amended and Restated Declaration of Trust provides that Hartford Life will indemnify the Trustees as follows:

          (a) (i) To the full extent permitted by law, any Company Indemnified Person (as defined in the Amended and Restated Declaration of Trust) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) To the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding,
     (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and
     (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

          (vii) The Debenture Issuer may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

          (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b) The (i) Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee and the Delaware Trustee, and
     (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration and the termination of the Trust.

ITEM 16.     EXHIBITS

  1.1     --    Proposed form of Underwriting Agreement.*
  4.1     --    Restated Certificate of Incorporation of Hartford Life, Inc.
                (incorporated by reference to Hartford Life's Registration
                Statement on Form S-1 (Registration No. 333-21459)).
  4.2     --    By-Laws of Hartford Life, Inc. (incorporated by reference to
                Hartford Life's Registration Statement on Form S-1
                (Registration No. 333-21459)).
  4.3     --    Senior Indenture, dated as of May 19, 1997, between Hartford
                Life and Citibank, N.A., as Trustee. (incorporated by
                reference to Hartford Life's Registration Statement on Form
                S-3 (Registration No.333-21865)).
  4.4     --    Form of Subordinated Indenture.*
  4.5     --    Form of Depositary Receipt.*
  4.6     --    Form of Deposit Agreement.*
  4.7     --    Form of Warrant Agreement.*
  4.8     --    Form of Purchase Contract Agreement.*
  4.9     --    Form of Pledge Agreement.*
  4.10    --    Certificate of Trust of Hartford Life Capital I.*
  4.11    --    Declaration of Trust of Hartford Life Capital I.*
  4.12    --    Certificate of Trust of Hartford Life Capital II.*
  4.13    --    Declaration of Trust of Hartford Life Capital II.*
  4.14    --    Certificate of Trust of Hartford Life Capital III.*
  4.15    --    Declaration of Trust of Hartford Life Capital III.*
  4.16    --    Form of Amended and Restated Declaration of Trust for
                Hartford Life Capital I.*
  4.17    --    Form of Preferred Security Certificate for Hartford Life
                Capital I (included as Exhibit A-1 to Exhibit 4.15).*
  4.18    --    Form of Guarantee Agreement in respect of Hartford Life
                Capital I.*
  4.19    --    Form of Amended and Restated Declaration of Trust for
                Hartford Life Capital II.*
  4.20    --    Form of Preferred Security Certificate for Hartford Life
                Capital II (included as Exhibit A-1 to Exhibit 4.18).*
  4.21    --    Form of Guarantee Agreement in respect of Hartford Life
                Capital II.*
  4.22    --    Form of Amended and Restated Declaration of Trust for
                Hartford Life Capital III.*

  4.23    --    Form of Preferred Security Certificate for Hartford Life Capital III (included as Exhibit A-1 to
                Exhibit 4.21).*
  4.24    --    Form of Guarantee Agreement in respect of Hartford Life Capital III.*
  5.1     --    Opinion of Lynda Godkin, Esq.*
  5.2     --    Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the
                Preferred Securities of Hartford Life Capital I.
  5.3     --    Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the
                Preferred Securities of Hartford Life Capital II.
  5.4     --    Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the
                Preferred Securities of Hartford Life Capital III.
  12.1    --    Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from
                Hartford Life's Annual Report on Form 10-K for the year ended December 31, 1997 (SEC File No.
                001-12749)).
  23.1    --    Consent of Lynda Godkin, Esq. (included in Exhibit 5.1).*
  23.2    --    Consent of Richards, Layton & Finger P.A., special Delaware counsel (included in Exhibits 5.2, 5.3 and 5.4).
  23.3    --    Consent of Arthur Andersen LLP.
  24.1    --    Powers of Attorney (included on signature pages).
  25.1    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Citibank, N.A., as Trustee for the Senior Indenture (incorporated by reference to Hartford Life's
                Registration Statement on Form S-3 (Registration No. 333-21865)).
  25.2    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Trustee for the Subordinated Indenture.*
  25.3    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Institutional Trustee for the Amended and Restated Declaration of Trust
                of Hartford Life Capital I.*
  25.4    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Life Capital I.*
  25.5    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Institutional Trustee for the Amended and Restated Declaration of Trust
                of Hartford Life Capital II.*
  25.6    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Life Capital II.*
  25.7    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Institutional Trustee for the Amended and Restated Declaration of Trust
                of Hartford Life Capital III.*
  25.8    --    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Life Capital III.*

---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS.

     (a) Rule 415 Offering.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering.

     Each undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Equity Offerings of nonreporting registrants.

     Each undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) Qualification of Trust Indentures for Delayed Offerings.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Hartford Life, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 8th day of June, 1998.

                                          HARTFORD LIFE, INC.

                                          By:      /s/ LOWNDES A. SMITH
                                                      Lowndes A. Smith
                                             Chief Executive Officer, President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowndes A. Smith, Gregory A. Boyko, Lynda Godkin and Brian S. Becker his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act of 1993, as amended) to this Registration Statement and the Registration Statement on Form S-3 (No. 333-21865), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865) has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                                                 DATE
                     ---------                                     TITLE                       ----

                  /s/ RAMANI AYER                    Chairman and Director                 June 8, 1998
---------------------------------------------------
                    Ramani Ayer

               /s/ LOWNDES A. SMITH                  Chief Executive Officer, President    June 8, 1998
---------------------------------------------------  and Director
                 Lowndes A. Smith

               /s/ GREGORY A. BOYKO                  Senior Vice President, Chief          June 8, 1998
---------------------------------------------------  Financial Officer and Treasurer
                 Gregory A. Boyko

                  /s/ GAIL DEEGAN                    Director                              June 8, 1998
---------------------------------------------------
                    Gail Deegan

                /s/ DONALD R. FRAHM                  Director                              June 8, 1998
---------------------------------------------------
                  Donald R. Frahm

               /s/ PAUL G. KIRK, JR.                 Director                              June 8, 1998
---------------------------------------------------
                 Paul G. Kirk, Jr.

                     SIGNATURE                                                                 DATE
                     ---------                                     TITLE                       ----

             /s/ ROBERT E. PATRICELLI                Director                              June 8, 1998
---------------------------------------------------
               Robert E. Patricelli

              /s/ H. PATRICK SWYGERT                 Director                              June 8, 1998
---------------------------------------------------
                H. Patrick Swygert

                /s/ DEROY C. THOMAS                  Director                              June 8, 1998
---------------------------------------------------
                  Deroy C. Thomas

                /s/ GORDON I. ULMER                  Director                              June 8, 1998
---------------------------------------------------
                  Gordon I. Ulmer

               /s/ DAVID K. ZWIENER                  Director                              June 8, 1998
---------------------------------------------------
                 David K. Zwiener

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital I (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 8th day of June, 1998.

                                          HARTFORD LIFE CAPITAL I

                                          By HARTFORD LIFE, INC., as Sponsor

                                          By     /s/ LYNDA GODKIN
                                            Name: Lynda Godkin
                                            Title:  Vice President and General
                                             Counsel

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital II (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 8th day of June, 1998.

                                          HARTFORD LIFE CAPITAL II

                                          By HARTFORD LIFE, INC., as Sponsor

                                          By     /s/ LYNDA GODKIN
                                            Name: Lynda Godkin
                                            Title:  Vice President and General
                                             Counsel

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-21865) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 8th day of June, 1998.

                                          HARTFORD LIFE CAPITAL III

                                          By HARTFORD LIFE, INC., as Sponsor

                                          By     /s/ LYNDA GODKIN
                                            Name: Lynda Godkin
                                            Title:  Vice President and General
                                             Counsel

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
  1.1     Proposed form of Underwriting Agreement.*
  4.1     Restated Certificate of Incorporation of Hartford Life, Inc.
          (incorporated by reference to Hartford Life's Registration
          Statement on Form S-1 (Registration No. 333-21459)).
  4.2     By-Laws of Hartford Life, Inc. (incorporated by reference to
          Hartford Life's Registration Statement on Form S-1
          (Registration No. 333-21459)).
  4.3     Senior Indenture, dated as of May 19, 1997, between Hartford
          Life and Citibank, N.A., as Trustee. (incorporated by
          reference to Hartford Life's Registration Statement on Form
          S-3 (Registration No.333-21865)).
  4.4     Form of Subordinated Indenture.*
  4.5     Form of Depositary Receipt.*
  4.6     Form of Deposit Agreement.*
  4.7     Form of Warrant Agreement.*
  4.8     Form of Purchase Contract Agreement.*
  4.9     Form of Pledge Agreement.*
 4.10     Certificate of Trust of Hartford Life Capital I.*
 4.11     Declaration of Trust of Hartford Life Capital I.*
 4.12     Certificate of Trust of Hartford Life Capital II.*
 4.13     Declaration of Trust of Hartford Life Capital II.*
 4.14     Certificate of Trust of Hartford Life Capital III.*
 4.15     Declaration of Trust of Hartford Life Capital III.*
 4.16     Form of Amended and Restated Declaration of Trust for
          Hartford Life Capital I.*
 4.17     Form of Preferred Security Certificate for Hartford Life
          Capital I (included as Exhibit A-1 to Exhibit 4.15).*
 4.18     Form of Guarantee Agreement in respect of Hartford Life
          Capital I.*
 4.19     Form of Amended and Restated Declaration of Trust for
          Hartford Life Capital II.*
 4.20     Form of Preferred Security Certificate for Hartford Life
          Capital II (included as Exhibit A-1 to Exhibit 4.18).*
 4.21     Form of Guarantee Agreement in respect of Hartford Life
          Capital II.*
 4.22     Form of Amended and Restated Declaration of Trust for
          Hartford Life Capital III.*
 4.23     Form of Preferred Security Certificate for Hartford Life
          Capital III (included as Exhibit A-1 to Exhibit 4.21).*
 4.24     Form of Guarantee Agreement in respect of Hartford Life
          Capital III.*
  5.1     Opinion of Lynda Godkin, Esq.*
  5.2     Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
          Securities of Hartford Life Capital I.
  5.3     Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
          Securities of Hartford Life Capital II.
  5.4     Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
          Securities of Hartford Life Capital III.
 12.1     Statement re: Computation of Ratio of Earnings to Fixed
          Charges (incorporated by reference from Hartford Life's
          Annual Report on Form 10-K for the year ended December 31,
          1997 (SEC File No.001-12749)).
 23.1     Consent of Lynda Godkin, Esq. (included in Exhibit 5.1).*

EXHIBIT
  NO.                             DESCRIPTION                           PAGE
-------                           -----------                           ----
 23.2     Consent of Richards, Layton & Finger P.A., special Delaware counsel (included in Exhibits 5.2, 5.3 and 5.4).
 23.3     Consent of Arthur Andersen LLP.
 24.1     Powers of Attorney (included on signature pages).
 25.1     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Citibank, N.A., as
          Trustee for the Senior Indenture (incorporated by reference to Hartford Life's Registration Statement on Form S-3
          (Registration No. 333-21865)).
 25.2     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Trustee for the Subordinated Indenture.*
 25.3     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Institutional Trustee for the Amended and Restated
          Declaration of Trust of Hartford Life Capital I.*
 25.4     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Guarantee Trustee for the Guarantee for Hartford Life
          Capital I.*
 25.5     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Institutional Trustee for the Amended and Restated
          Declaration of Trust of Hartford Life Capital II.*
 25.6     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Guarantee Trustee for the Guarantee for Hartford Life
          Capital II.*
 25.7     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Institutional Trustee for the Amended and Restated
          Declaration of Trust of Hartford Life Capital III.*
 25.8     Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Wilmington Trust Company,
          as Guarantee Trustee for the Guarantee for Hartford Life
          Capital III.*

---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.